UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 5, 2015

Contango Oil & Gas Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900,  Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 5, 2015, Ms. Denise DuBard joined Contango Oil & Gas Company (the “Company” or “Contango”) as Controller and Chief Accounting Officer.

Ms. DuBard, age 57, was a consultant with Axia Partners, a CPA advisory firm, providing accounting and finance related consulting services to the energy industry from December 2014 until joining Contango.  Prior to joining Axia Partners she served as Chief Financial Officer of PetroPoint Energy Partners, LLC , a private oil and gas exploration and production company, from 2012 to August 2014, when the company was sold.  Ms. DuBard worked with Axia Partners as a consultant in the same capacity as mentioned above from 2009 to 2012. From 2005 to 2009 Ms. DuBard served as Vice President, Controller and Chief Accounting Officer for Rosetta Resources Inc., a public oil and gas company.  All of these companies are located in Houston, Texas.   Ms. DuBard graduated with honors from Texas A&M University with a Bachelor of Business Administration degree in Finance and brings over 30 years of energy experience in accounting, finance and management.

In connection with her hiring, Ms. DuBard was awarded 2,303 shares of restricted common stock of the Company.  The restricted stock awards vest over four years commencing March 5, 2016 according to the following schedule: 15% (year 1),  25% (year 2), 25% (year 3) and 35% (year 4), should Ms. DuBard remain an employee and absent earlier vesting pursuant to the terms of the restricted stock award agreement.

Ms. DuBard will report to E. Joseph Grady, the Company’s Senior Vice President and Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY
/s/ E. JOSEPH GRADY
E. Joseph Grady
Senior Vice President & Chief Financial Officer

Dated: March 9, 2015